EXHIBIT 32.1

SECTION 906 CERTIFICATION

 I, J. Ed Eisemann IV, Chief Executive and Chief Financial Officer of The Republic Corporation (the "Small Business Issuer"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, with respect to this Quarterly Report on Form 10-QSB for the period ended March 31, 2004 of the Small Business Issuer (the "Report"), that to the best of my knowledge:

(1) The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and 2) The information contained in the Report fairly presents, in all material respects, the financial condition and results operations of the Small Business Issuer. This certification is made solely for purposes of 18 U.S.C. Section 1350 and not for any other purpose.

/S/J. ED EISEMANN, IV                                      May 14, 2004
----------------------      Chief Executive and        ---------------------
J. Ed Eisemann, IV        Chief Financial Officer              Date